Exhibit 99.1

Disclosures Regarding Open Text

The following chart provides unaudited financial data for the last twelve months (“LTM”) ended December 31, 2019 for Open Text Corporation and its consolidated subsidiaries (“OpenText” or the “Company”).

LTM Ended December 31, 2019
In thousands	(unaudited)
Revenue	$2,934,812
Net income attributable to OpenText	$326,613
EBITDA (1)	$1,078,213
EBITDA Margin (1) (2)	36.7%
Adjusted EBITDA (1)	$1,116,975
Adjusted EBITDA Margin (1)(3)	38.1%
Net cash provided by operating activities	$860,459

The following chart provides unaudited financial measures, certain of which are not calculated in accordance with U.S. GAAP (“Non-GAAP”) for OpenText.

	Fiscal Year Ended June 30,			Six Months Ended December 31,
In thousands	2017	2018	2019	2018	2019
Other Financial Data (unaudited):
EBITDA (1)	$715,903	$981,519	$1,047,958	$510,312	$540,567
EBITDA Margin (1)(2)	31.2%	34.9%	36.5%	36.4%	36.8%
Adjusted EBITDA (1)	$794,285	$1,020,351	$1,100,291	$554,543	$571,227
Adjusted EBITDA Margin (1)(3)	34.7%	36.2%	38.4%	39.5%	38.9%

(1)

In addition to those Non-GAAP measures included, and reconciled, in OpenText’s reports filed under the Securities Exchange Act of 1934, as amended, this disclosure contains the following Non-GAAP financial measures: earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”); Adjusted EBITDA (“Adjusted EBITDA”), which further adjusts EBITDA to exclude share-based compensation, other income (expense), net and special charges (recoveries) related to restructurings and acquisitions; and EBITDA Margin and Adjusted EBITDA Margin which are calculated as EBITDA or Adjusted EBITDA, as applicable, divided by revenues as determined in accordance with U.S. GAAP.

This disclosure provides reconciliations of these measures to the most directly comparable measure under U.S. GAAP. OpenText believes that EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin improve comparability from period to period by excluding the distorting effect of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company’s management. OpenText believes that EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin are measures widely used by securities analysts, investors and others to evaluate the financial performance of companies in OpenText’s industry. Other companies may calculate EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin differently, and, therefore, OpenText’s measures may not be comparable to similarly titled measures of other companies. EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin are not measures of financial performance or liquidity under U.S. GAAP and should not be considered in isolation or as an alternative to net income, cash flows from operating activities and other measures determined in accordance with U.S. GAAP. Items excluded from EBITDA and Adjusted EBITDA, as noted in the above and in the following table, are significant and necessary components of the operations of OpenText’s business. Given the foregoing limitations, EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin should only be used as supplemental measures of OpenText’s operating performance.

The following chart provides unaudited reconciliations of EBITDA and Adjusted EBITDA to net income attributable to OpenText for the following periods presented:

	Fiscal Year Ended June 30,			Six Months Ended December 31,		LTM Ended December 31,
	2017	2018	2019	2018	2019	2019
(In thousands)
Net income attributable to OpenText	$1,025,659	$242,224	$285,501	$140,756	$181,868	$326,613
Add:
Income tax	(776,364)	143,826	154,937	66,086	69,909	158,760
Interest expense, net	120,892	138,540	136,592	68,144	64,586	133,034
Amortization of intangible assets	281,398	369,986	373,212	187,638	183,215	368,789
Depreciation	64,318	86,943	97,716	47,688	40,989	91,017

EBITDA	$715,903	$981,519	$1,047,958	$510,312	$540,567	$1,078,213
Add:
Share-based compensation	30,507	27,594	26,770	13,440	14,674	28,004
Special charges(a)	63,618	29,211	35,719	32,691	15,173	18,201
Other expense (income), net	(15,743)	(17,973)	(10,156)	(1,900)	813	(7,443)

Adjusted EBITDA	$794,285	$1,020,351	$1,100,291	$554,543	$571,227	$1,116,975

(a)

See the note entitled “Special Charges (Recoveries)” to OpenText’s audited consolidated financial statements and OpenText’s unaudited condensed consolidated financial statements for the periods presented.

(2)	EBITDA Margin is calculated as EBITDA divided by revenues as determined in accordance with U.S. GAAP.

(3)	Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by revenues as determined in accordance with U.S. GAAP.